CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement Number 33-47593 on Form S-8 dated May 1, 1992, in Registration Statement Number
33-61896 on Form S-8 dated April 29,  1993,  in  Registration  Statement  Number
33-78258 on Form S-8 dated April 28,  1994,  in  Registration  Statement  Number
33-91294 on Form S-8 dated April 17,  1995,  in  Registration  Statement  Number
33-02531 on Form S-8 dated April 16,  1996,  in  Registration  Statement  Number
33-50275 on Form S-8 dated April 16,  1998,  in  Registration  Statement  Number
33-75099 on Form S-8 dated March 26, 1999, in Registration Statement Number 333-33524 on Form S-8 dated March 29, 2000, and in Registration Statement Number 333-58082 on Form S-8 dated April 2, 2001 of our report dated February 11, 2002, with respect to the consolidated financial statements and schedule of Mid Atlantic Medical Services, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2001.




                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                   Ernst & Young LLP


McLean, Virginia
March 22, 2002